Exhibit 23.1

A-94/8, Wazirpur Industrial Area, Main Ring Road, Delhi-110052 +91 11 45596689 Web : www.ajsh.in E-mail : info@ajsh.in

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation in the registration statement under The Securities Act of 1933 i.e, Form S-1/A of MOBILE GLOBAL ESPORTS INC (the “Company”) of our report dated March 21, 2022, with respect to the Financial Statements of the Company for the period ended December 31, 2021 and the related notes to the financial statements.

/s/ AJSH & Co LLP

July 26, 2022

New Delhi, India